UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2017

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Greenway Plaza
Suite 600
Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Buckeye Partners, L.P. (the “Partnership”) on June 9, 2017 (the “Original 8-K”).  The Original 8-K was filed with the Securities and Exchange Commission to report the results of the matters submitted to a vote by the Partnership’s unitholders at the Partnership’s 2017 Annual Meeting of Unitholders held on June 6, 2017.  The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Partnership’s decision as to how frequently the Partnership will conduct future unitholder advisory votes regarding named executive compensation.  No other amendments to the Original 8-K are being made by this Amendment.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d) As previously reported in the Original 8-K, the Partnership held an advisory vote on the frequency of a unitholder vote on executive compensation at the Annual Meeting on June 6, 2017.  The Partnership’s unitholders recommended holding an advisory vote on executive compensation every year.  Consistent with the voting results, the Board of Directors (the “Board”) of Buckeye GP LLC, the general partner of the Partnership, has determined that the Partnership will hold future advisory votes on executive compensation every year until the next required advisory vote on the frequency of unitholder advisory votes on executive compensation, which shall be no later than the Partnership’s annual meeting in 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

By:	/s/ TODD J. RUSSO
Todd J. Russo
Senior Vice President, General Counsel and Secretary

Dated: June 19, 2017